Exhibit 99.1

Fleetmatics Announces Second Quarter 2014 Financial Results

Reports record revenue of $55.3 million, up 30% year-over-year

•	GAAP EPS of $0.08; non-GAAP adjusted EPS of $0.18

•	Adjusted EBITDA of $15.0 million

•	Generated operating cash flow of $13.6 million, free cash flow of $2.4 million

•	Over 499,000 total subscribed vehicles attained

Dublin, Ireland and Boston, Massachusetts, August 6, 2014 — Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its second quarter ended June 30, 2014.

“We are pleased to report another solid quarter and a great first half of the year, growing our revenues by 30% and our subscriber base by 29% year-over-year, while continuing to be a market leader in the fleet management space,” stated Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “During the quarter, our ability to meet or exceed our revenue and profitability expectations was driven by solid execution by our team, particularly to SMB customers. The combination of the recent introduction of our new platform, new product offering, and our international expansion positions Fleetmatics to increase market share worldwide.”

Second Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the second quarter was $55.3 million, an increase of 30.0% compared to $42.5 million for the second quarter of 2013.

•	Gross Profit: GAAP gross profit for the second quarter was $40.7 million, compared to $31.7 million for the second quarter of 2013. GAAP gross margin was 73.7% compared to 74.5% for the same period in 2013. Non-GAAP gross profit, which excludes share-based compensation and amortization of intangible assets, was $41.2 million for the quarter compared to $31.8 million in the year ago period. Non-GAAP gross margin was 74.5% for the second quarter of 2014, compared to 74.9% during the same period last year.

•	Operating Income: GAAP operating income for the second quarter was $4.6 million, compared to $8.6 million for the second quarter of 2013. Non-GAAP operating income, which excludes share-based compensation, amortization of intangible assets and other items as defined in “Non-GAAP Financial Measures”, was $8.9 million, compared to $10.9 million for the second quarter of 2013.

•	Net Income: GAAP net income for the second quarter was $3.2 million, compared to $5.7 million for the same period last year. GAAP net income per share for the second quarter was $0.08 based on 38.4 million weighted-average diluted shares outstanding, compared to $0.16 for the same period last year, based on 36.4 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP adjusted earnings, which excludes share-based compensation, amortization of intangible assets and other items as defined below in “Non-GAAP Financial Measures”, was $6.8 million for the second quarter, compared to $8.3 million for the second quarter of 2013. Non-GAAP adjusted earnings per share for the second quarter was $0.18 per share based on 38.4 million weighted-average diluted shares outstanding compared to $0.23 per share, based on 36.4 million weighted-average diluted shares outstanding for the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the second quarter was $15.0 million, compared to $14.2 million for the second quarter of 2013. Adjusted EBITDA margin was 27.2% for the second quarter of 2014, compared to a 33.5% margin for the same period last year. Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; and other items as defined below in “Non-GAAP Financial Measures.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of June 30, 2014, Fleetmatics had cash of $155.5 million, an increase of $7.3 million since March 31, 2014.

During the second quarter of 2014, the Company generated $13.6 million in net cash from operations and invested $11.2 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of positive $2.4 million. During the second quarter of 2013, the Company generated $11.1 million in net cash from operations and invested $9.5 million in capital expenditures and capitalization of software, resulting in free cash flow of positive $1.6 million.

Second Quarter 2014 Operating Highlights

•	Fleetmatics ended the second quarter of 2014 with over 499,000 active vehicles under subscription, up 28.6% compared to over 388,000 during the second quarter of 2013.

•	Quarterly net churn during the second quarter of 2014 was 1.1%, compared to 1.3% during the second quarter of 2013, which excludes the impact of a large enterprise customer. An explanation of this measure is included below under the heading “Non-GAAP Financial Measures.”

•	Fleetmatics acquired Florence, Italy-based KKT Srl, the developer of Routist, a SaaS-based, intelligent vehicle routing solution for businesses looking to optimize the utilization of their fleets and mobile resources.

Financial Outlook

As of August 6, 2014, Fleetmatics is providing guidance for the third quarter of 2014 and full year 2014 as follows:

Third Quarter 2014 Guidance: Total revenue is expected to be in the range of $58.2 million to $59.5 million. Adjusted EBITDA is expected to be in the range of $16.0 million to $17.0 million. Non-GAAP adjusted earnings per share is expected to be in the range of $0.21 to $0.23 based on approximately 38.7 million weighted-average diluted shares outstanding.

Full Year 2014 Guidance: Total revenue is expected to be in the range of $228.0 million to $230.0 million, which represents growth of 29.1% year-over-year at the midpoint. Adjusted EBITDA is expected to be in the range of $62.8 million to $65.3 million. Non-GAAP diluted adjusted earnings per share is expected to be in the range of $0.82 to $0.87 based on approximately 38.7 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Fleetmatics will host a conference call today at 5:00 p.m. EDT to discuss the Company’s financial results for the second quarter 2014, its business outlook and other matters. To access this call, dial +1-888-481-2864 (United States), or +1-719-325-2381 (international), with conference ID #8681119. A live webcast of this conference call will also be available on the investor relations portion of the Company’s website at ir.fleetmatics.com, and a replay will be archived on the website as well. A replay of this conference call will also be available through August 20, 2014, by dialing +1-877-870-5176 (United States), or +1-858-384-5517 (international). The recording access code is #8681119.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data.

Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of June 30, 2014, Fleetmatics served over 23,000 customers, with over 499,000 subscribed vehicles worldwide.

To learn more about Fleetmatics, visit www.fleetmatics.com.

Investor Contact:

ICR Inc. on behalf of Fleetmatics

Seth Potter, (646) 277-1230

fleetmatics@icrinc.com

Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income, non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; acquisition-related transaction costs; the tax effects related to these items, and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; and acquisition-related transaction costs.

We calculate our net churn for a period by dividing (i) the number of vehicles under subscription added from existing customers less vehicles under subscription lost from existing customers over that period by (ii) the total vehicles under subscription at the beginning of that period. A positive net churn in each period means we added more vehicles from existing customers than we lost from those customers during the particular period.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at ir.fleetmatics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future market share and our expected financial results for the third quarter of 2014 and the full year of 2014. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB business, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Subscription revenue	$55,268	$42,529	$107,165	$80,948
Cost of subscription revenue	14,534	10,834	27,280	20,831

Gross profit	40,734	31,695	79,885	60,117

Operating expenses:
Sales and marketing	22,049	13,600	40,411	26,201
Research and development	4,613	2,461	8,790	4,555
General and administrative	9,486	7,080	20,758	15,020

Total operating expenses	36,148	23,141	69,959	45,776

Income from operations	4,586	8,554	9,926	14,341
Interest income (expense), net	(210)	(372)	(373)	(738)
Foreign currency transaction gain (loss), net	402	(300)	354	(656)
Other income (expense), net	—	—	41	—

Income before income taxes	4,778	7,882	9,948	12,947
Provision for income taxes	1,545	2,200	3,087	4,305

Net income	$3,233	$5,682	$6,861	$8,642

Net income per share:
Basic	$0.09	$0.16	$0.18	$0.25

Diluted	$0.08	$0.16	$0.18	$0.24

Weighted average ordinary shares outstanding:
Basic	37,411,223	34,990,936	37,271,047	34,802,543

Diluted	38,360,498	36,441,602	38,376,232	36,353,988

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$155,473	$137,171
Restricted cash	—	64
Accounts receivable, net of allowances of $1,827 and $1,395 at June 30, 2014 and December 31, 2013, respectively	14,717	20,240
Deferred tax assets	6,746	6,505
Prepaid expenses and other current assets	20,752	13,675

Total current assets	197,688	177,655
Property and equipment, net	72,744	61,732
Goodwill	30,161	28,706
Intangible assets, net	7,714	7,765
Deferred tax assets, net	1,009	1,282
Other assets	10,561	9,399

Total assets	$319,877	$286,539

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,586	$9,952
Accrued expenses and other current liabilities	20,882	14,855
Deferred revenue	24,099	21,163

Total current liabilities	55,567	45,970

Deferred revenue	10,931	9,029
Accrued income taxes	3,245	2,094
Long-term debt	23,750	23,750
Other liabilities	4,758	3,888

Total liabilities	98,251	84,731

Total shareholders’ equity	221,626	201,808

Total liabilities and shareholders’ equity	$319,877	$286,539

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$6,861	$8,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	10,116	6,065
Amortization of capitalized in-vehicle devices owned by customers	658	446
Amortization of intangible assets	1,221	934
Amortization of deferred commissions, other deferred costs and debt discount	3,791	2,989
Provision for (benefit from) deferred tax assets	(284)	(73)
Provision for accounts receivable allowances	985	697
Unrealized foreign currency transaction (gain) loss	(388)	640
Loss on disposal of property and equipment and other assets	778	1,499
Share-based compensation	6,427	2,205
Excess tax benefits on share-based awards	(8,752)	—
Changes in operating assets and liabilities:
Accounts receivable	4,677	(3,094)
Prepaid expenses and other current and long-term assets	(3,219)	(4,288)
Accounts payable, accrued expenses and other current liabilities	5,008	2,252
Accrued income taxes	1,149	668
Deferred revenue	4,822	3,614

Net cash provided by operating activities	33,850	23,196

Cash flows from investing activities:
Purchases of property and equipment	(18,390)	(17,542)
Capitalization of internal-use software costs	(1,342)	(904)
Proceeds from sale of property and equipment	41	—
Payment for business acquired, net of cash acquired	(2,228)	—
Net decrease in restricted cash	64	—

Net cash used in investing activities	(21,855)	(18,446)

Cash flows from financing activities:
Payments of Term Loan	—	(625)
Proceeds from exercise of stock options	1,391	2,625
Taxes paid related to net share settlement of equity awards	(3,150)	—
Excess tax benefits from share-based awards	8,752	—
Payments of previously accrued initial public offering costs	—	(1,329)
Payments of capital lease obligations	(365)	(180)
Payments of notes payable	(179)	—

Net cash provided by financing activities	6,449	491

Effect of exchange rate changes on cash	(142)	(119)

Net increase in cash	18,302	5,122
Cash, beginning of period	137,171	100,087

Cash, end of period	$155,473	$105,209

Supplemental disclosure of cash flow information:
Cash paid for interest	$348	$658
Cash paid (refunds received), net for income taxes	$742	$1,205
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$1,940	$—
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$2,433	$1,300
Issuance of ordinary shares under employee share purchase plan	$441	$—

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Gross Profit GAAP	$40,734	$31,695	$79,885	$60,117
Share-based compensation	172	101	319	143
Amortization of intangible assets	291	52	549	104

Gross Profit Non-GAAP	$41,197	$31,848	$80,753	$60,364

Subscription revenue	$55,268	$42,529	$107,165	$80,948

Gross Margin Percentages:
GAAP	73.7%	74.5%	74.5%	74.3%
Non-GAAP	74.5%	74.9%	75.4%	74.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating income GAAP	$4,586	$8,554	$9,926	$14,341
Share-based compensation	3,423	1,601	6,427	2,205
Amortization of intangible assets	627	467	1,221	934
Secondary public offering costs	—	256	—	893
Litigation and settlements	97	(72)	217	288
Acquisition-related transaction costs	129	114	218	114

Operating income Non-GAAP	$8,862	$10,920	$18,009	$18,775

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,233	$5,682	$6,861	$8,642
Provision for income taxes	1,545	2,200	3,087	4,305
Interest (income) expense, net	210	372	373	738
Foreign currency transaction (gain) loss, net	(402)	300	(354)	656
Depreciation and amortization of property and equipment	5,813	3,073	10,116	6,065
Amortization of capitalized in-vehicle devices owned by customers	372	233	658	446
Amortization of intangible assets	627	467	1,221	934
Share-based compensation	3,423	1,601	6,427	2,205
Secondary public offering costs	—	256	—	893
Litigation and settlements	97	(72)	217	288
Acquisition-related transaction costs	129	114	218	114

Adjusted EBITDA	$15,047	$14,226	$28,824	$25,286

Subscription revenue	$55,268	$42,529	$107,165	$80,948

Adjusted EBITDA margin	27.2%	33.5%	26.9%	31.2%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$3,233	$5,682	$6,861	$8,642
Amortization of intangible assets	627	467	1,221	934
Share-based compensation	3,423	1,601	6,427	2,205
Foreign currency transaction (gain) loss, net	(402)	300	(354)	656
Secondary public offering costs	—	256	—	893
Litigation and settlements	97	(72)	217	288
Acquisition-related transaction costs	129	114	218	114
Tax effect of non-GAAP adjustments above at 15%	(581)	(400)	(1,159)	(764)
Tax reserve component of income tax provision	262	391	525	821

Adjusted earnings	$6,788	$8,339	$13,956	$13,789

Weighted average ordinary shares outstanding — diluted	38,360,498	36,441,602	38,376,232	36,353,988
Non-GAAP adjusted EPS	$0.18	$0.23	$0.36	$0.38

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of subscription revenue
Share-based compensation	$172	$101	$319	$143
Amortization of intangible assets	291	52	549	104

Subtotal cost of subscription revenue	463	153	868	247

Sales and marketing
Share-based compensation	1,329	560	2,502	803
Amortization of intangible assets	336	415	672	830

Subtotal sales and marketing	1,665	975	3,174	1,633

Research and development
Share-based compensation	468	256	865	308

Subtotal research and development	468	256	865	308

General and administrative
Share-based compensation	1,454	684	2,741	951
Secondary public offering costs	—	256	—	893
Litigation and settlements	97	(72)	217	288
Acquisition-related transaction costs	129	114	218	114

Subtotal general and administrative	1,680	982	3,176	2,246

Foreign currency transaction (gain) loss, net	(402)	300	(354)	656
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(319)	(9)	(634)	57

Total expense add-backs	$3,555	$2,657	$7,095	$5,147